Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conferences

Chicago, IL (May 17, 2018)-LKQ Corporation (Nasdaq: LKQ) today announced that members of its senior management will be presenting at the following investor conferences:

2018 Wolfe Research Global Transportation Conference	May 23, 2018
Marriott East Side Hotel, New York

Jefferies 2018 Global Automotive Aftermarket Investor Conference	May 24, 2018
InterContinental New York Barclay, New York

Materials used during the presentations will be posted to the Company's website: www.lkqcorp.com on the day of the conferences.
About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Joseph P. Boutross
LKQ Corporation
Vice President, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com